Exhibit (c)(5)

Presentation to the Conflicts Committee of Sprague Resources GP LLC Discussion Materials March 29, 2022 / Confidential Jefferies LLC Member SIPC

# Financial Model Assumptions Summary

## Key Points

- Sprague provided Jefferies with financial projections reflecting Management's "Base Case" view of the business
- Sprague also provided project-level financial projections for five growth opportunities, including a potential Refined Products acquisition and projects in solar, offshore wind, bio-refinery and wood pellets projects
- In an effort to capture the uncertainty of these opportunities, the Company risked EBITDA and capital expenditure projections for each upside opportunity

### Base Case

- **Volumes and Adjusted Gross Margin:**
  - Model contemplates various annual growth / (decline) rates across business segments and commodities / products
- **EBITDA and Distributable Cash Flow:**
  - Operating expenses similarly modeled with annual growth rates across expense categories attributable to each segment
    - Management expects to generate $1.5 MM in cost reductions in 2023 ($750k in Terminals, $750k in G&A)
  - Maintenance capex of $14 MM in 2022E is reduced to $10.1 MM in 2023E and held flat thereafter
- **Distribution Policy and Coverage:**
  - Distributions held flat at $1.74/unit throughout the projection period
  - Total coverage of ~1.4x throughout the projection period
- **Growth Capital Expenditures / Acquisitions & Divestitures:**
  - Growth capex of $4.2 MM in 2022E increases to $5 MM in 2023E and is held flat thereafter; all growth capex is allocated to US Terminals and IT
  - No acquisitions assumed
  - Model contemplates the divestiture of the Stamford terminal for $15.5 MM in 2023

### Growth Case *Lower Risking*

- Assumes Base Case projections for status quo operations
- Assumes 25% risking for the acquisition opportunity
- Assumes 25% risking for Solar and Offshore Wind projects
- Assumes 50% risking for Bio-Refinery and Wood Pellets

| Lower Risking Methodology | | | | | |
|---|---|---|---|---|---|
| Project | Acquisition 1 | Solar | Offshore Wind | Bio-Refinery | Wood Pellets |
| % Credit | 75% | 75% | 75% | 50% | 50% |

### Growth Case *Company Risking*

- Assumes Base Case projections for status quo operations
- Assumes 50% risking for the acquisition opportunity
- Assumes 50% risking for Solar and Offshore Wind projects
- Assumes 75% risking for Bio-Refinery and Wood Pellets

| Company Risking Methodology | | | | | |
|---|---|---|---|---|---|
| Project | Acquisition 1 | Solar | Offshore Wind | Bio-Refinery | Wood Pellets |
| % Credit | 50% | 50% | 50% | 25% | 25% |

### Growth Case *Higher Risking*

- Assumes Base Case projections for status quo operations
- Assumes 75% risking for the acquisition opportunity
- Assumes 75% risking for Solar and Offshore Wind projects
- Assumes 100% risking for Bio-Refinery and Wood Pellets

| Higher Risking Methodology | | | | | |
|---|---|---|---|---|---|
| Project | Acquisition 1 | Solar | Offshore Wind | Bio-Refinery | Wood Pellets |
| % Credit | 25% | 25% | 25% | 0% | 0% |

### Risked Growth Case Assuming $24 MM Minimum Un-Risked Growth Capex Per Year

- Assumes Base Case projections for status quo operations
- Assumes Company Risking on upside opportunities
- Assumes 50% risking on incremental EBITDA resulting from a 6.0x capex build applied to the growth capex at a minimum of $24 MM growth capex per year to account for the total annual savings from the distribution cut

Jefferies LLC / March 2022

1

Jefferies

Jefferies LLC March 2022 / $13.85 $21.45 $17.90 $20.39 $22.88 $15.34 $18.45 $14.14 $15.80 $15.66 $16.54 $16.36 $30.94 $26.24 $29.46 $32.68 $22.95 $25.52 $20.53 $22.12 $21.96 $22.98 $- $10.00 $20.00 $30.00 $40.00 Take-Private Precedent Transactions Risked Growth Case Assuming $24 MM Minimum Unrisked Growth Capex Per Year Low Risked Growth Case Risked Growth Case High Risked Growth Case Base Case Risked Growth Case Base Case Risked Growth Case Base Case Midpoint of 2022E Guidance Hartree Offer: $16.50 Preliminary Valuation Range – Sprague Resources LP Methodology Implied SRLP Unit Price ($/Unit) Assumptions Discounted Cash Flow Analysis Based on precedent premiums paid (25% / 75% quartiles) to: 1-day, 10-day and 30-day prior unit pricing (1) Premiums Paid Analysis is solely for informational purposes and not valuation methodology used by Jefferies. Discount rate range of 7.5% – 8.5%, terminal exit multiples of 9.5x – 11.5x Based on 2023E EV/EBITDA of 9.5x – 11.0x Selected Public Companies Analysis Based on 2022E EV/EBITDA of 10.0x – 11.5x TEV / 2022E EBITDA Based on 2022E EV/EBITDA of 10.0x – 11.5x Based on 2022E EV/EBITDA of 10.0x – 11.5x Based on 2023E EV/EBITDA of 9.5x – 11.0x Discount rate range of 7.5% – 8.5%, terminal exit multiples of 9.5x – 11.5x Premiums Paid Analysis (1) TEV / 2023E EBITDA Discount rate range of 7.5% – 8.5%, terminal exit multiples of 9.5x – 11.5x, risking adjusted up for each upside opportunity by 25% Discount rate range of 7.5% – 8.5%, terminal exit multiples of 9.5x – 11.5x, risking adjusted down for each upside opportunity by 25% Discount rate range of 7.5% – 8.5%, terminal exit multiples of 9.5x – 11.5x, 50% risking on incremental EBITDA from 6.0x capex build Risked Growth Case Assuming $24 MM Minimum Un-Risked Growth Capex Per Year Growth Case – Lower Risking Growth Case – Company Risking Growth Case – Higher Risking 2

Jefferies LLC March 2022 / Discount Rate 7.5% 8.0% 8.5% Terminal EBITDA Multiple 9.5x 10.5x 11.5x 9.5x 10.5x 11.5x 9.5x 10.5x 11.5x 2026E EBITDA 145.8 $ 145.8 $ 145.8 $ 145.8 $ 145.8 $ 145.8 $ 145.8 $ 145.8 $ 145.8 $ Terminal Value 1,385.0 $ 1,530.7 $ 1,676.5 $ 1,385.0 $ 1,530.7 $ 1,676.5 $ 1,385.0 $ 1,530.7 $ 1,676.5 $ PV of Terminal Value 966.2 $ 1,067.9 $ 1,169.6 $ 944.0 $ 1,043.4 $ 1,142.7 $ 922.5 $ 1,019.6 $ 1,116.7 $ PV of Free Cash Flow 378.6 378.6 378.6 373.6 373.6 373.6 368.8 368.8 368.8 Implied Enterprise Value 1,344.8 $ 1,446.5 $ 1,548.2 $ 1,317.7 $ 1,417.0 $ 1,516.4 $ 1,291.2 $ 1,388.3 $ 1,485.4 $ Implied Equity Value 653.8 755.5 857.2 626.6 726.0 825.4 600.2 697.3 794.4 Implied Per Unit Value 24.92 $ 28.80 $ 32.68 $ 23.89 $ 27.67 $ 31.46 $ 22.88 $ 26.58 $ 30.28 $ Discounted Cash Flow Analysis: Growth Case – Lower Risking ($ MM, except per unit amounts) Source: SRLP Management Projections. (1) Total debt includes the acquisition facility, capital leases, and the normalized working capital facility balance over the last the last two years. (1) For the Years Ending December 31, Terminal 2022E 2023E 2024E 2025E 2026E Value Adjusted EBITDA 110.7 $ 129.6 $ 134.6 $ 141.9 $ 145.8 $ Terminal EBITDA 145.8 $ Less: Maintenance Capex (incl. Capital Leases Princ. Pmts.) (16.7) (15.8) (16.6) (17.5) (18.0) Less: Growth Capital Expenditures (74.7) (11.6) (9.7) (9.9) (4.9) Terminal Exit Multiple 10.5x Free Cash Flow 19.3 $ 102.2 $ 108.3 $ 114.5 $ 122.9 $ Terminal Value 1,530.7 $ Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500 5.000 7.5% Discount Rate PV of Free Cash Flow 18.6 $ 91.7 $ 90.5 $ 89.0 $ 88.9 $ PV of Terminal Value 1,067.9 $ Implied Enterprise Value 1,446.5 $ 8.5% Discount Rate PV of Free Cash Flow 18.5 $ 90.5 $ 88.4 $ 86.1 $ 85.2 $ PV of Terminal Value 1,019.6 $ Implied Enterprise Value 1,388.3 $ Discount Rate Range 7.5% - 8.5% Sum of PV of Interim FCF $378.6 - $368.8 PV of Terminal Value 1,067.9 - 1,019.6 Implied Enterprise Value $1,446.5 - $1,388.3 Implied Enterprise Value $1,446.5 $1,388.3 Less: Total Debt (691.7) - (691.7) Less: Preferred Equity 0.0 - 0.0 Plus: Cash & Cash Equivalents 0.7 - 0.7 Implied Equity Value $755.5 - $697.3 Divided by: Fully Diluted Units Outstanding 26.2 - 26.2 Implied Unit Value $28.80 - $26.58 3

Jefferies LLC March 2022 / Discount Rate 7.5% 8.0% 8.5% Terminal EBITDA Multiple 9.5x 10.5x 11.5x 9.5x 10.5x 11.5x 9.5x 10.5x 11.5x 2026E EBITDA 134.8 $ 134.8 $ 134.8 $ 134.8 $ 134.8 $ 134.8 $ 134.8 $ 134.8 $ 134.8 $ Terminal Value 1,280.3 $ 1,415.1 $ 1,549.8 $ 1,280.3 $ 1,415.1 $ 1,549.8 $ 1,280.3 $ 1,415.1 $ 1,549.8 $ PV of Terminal Value 893.2 $ 987.2 $ 1,081.2 $ 872.7 $ 964.5 $ 1,056.4 $ 852.7 $ 942.5 $ 1,032.3 $ PV of Free Cash Flow 382.6 382.6 382.6 377.8 377.8 377.8 373.2 373.2 373.2 Implied Enterprise Value 1,275.8 $ 1,369.8 $ 1,463.8 $ 1,250.5 $ 1,342.4 $ 1,434.2 $ 1,225.9 $ 1,315.7 $ 1,405.4 $ Implied Equity Value 584.8 678.8 772.8 559.5 651.4 743.2 534.9 624.7 714.4 Implied Per Unit Value 22.29 $ 25.87 $ 29.46 $ 21.33 $ 24.83 $ 28.33 $ 20.39 $ 23.81 $ 27.23 $ Discounted Cash Flow Analysis: Growth Case – Company Risking ($ MM, except per unit amounts) Source: SRLP Management Projections. (1) Total debt includes the acquisition facility, capital leases, and the normalized working capital facility balance over the last the last two years. (1) For the Years Ending December 31, Terminal 2022E 2023E 2024E 2025E 2026E Value Adjusted EBITDA 110.5 $ 123.7 $ 126.9 $ 131.9 $ 134.8 $ Terminal EBITDA 134.8 $ Less: Maintenance Capex (incl. Capital Leases Princ. Pmts.) (16.7) (15.1) (15.6) (16.3) (16.7) Less: Growth Capital Expenditures (51.2) (9.3) (8.0) (7.3) (4.8) Terminal Exit Multiple 10.5x Free Cash Flow 42.6 $ 99.3 $ 103.3 $ 108.3 $ 113.3 $ Terminal Value 1,415.1 $ Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500 5.000 7.5% Discount Rate PV of Free Cash Flow 41.1 $ 89.1 $ 86.3 $ 84.2 $ 81.9 $ PV of Terminal Value 987.2 $ Implied Enterprise Value 1,369.8 $ 8.5% Discount Rate PV of Free Cash Flow 40.9 $ 87.9 $ 84.3 $ 81.5 $ 78.6 $ PV of Terminal Value 942.5 $ Implied Enterprise Value 1,315.7 $ Discount Rate Range 7.5% - 8.5% Sum of PV of Interim FCF $382.6 - $373.2 PV of Terminal Value 987.2 - 942.5 Implied Enterprise Value $1,369.8 - $1,315.7 Implied Enterprise Value $1,369.8 $1,315.7 Less: Total Debt (691.7) - (691.7) Less: Preferred Equity 0.0 - 0.0 Plus: Cash & Cash Equivalents 0.7 - 0.7 Implied Equity Value $678.8 - $624.7 Divided by: Fully Diluted Units Outstanding 26.2 - 26.2 Implied Unit Value $25.87 - $23.81 4

Jefferies LLC March 2022 / Discount Rate 7.5% 8.0% 8.5% Terminal EBITDA Multiple 9.5x 10.5x 11.5x 9.5x 10.5x 11.5x 9.5x 10.5x 11.5x 2026E EBITDA 123.8 $ 123.8 $ 123.8 $ 123.8 $ 123.8 $ 123.8 $ 123.8 $ 123.8 $ 123.8 $ Terminal Value 1,175.6 $ 1,299.4 $ 1,423.1 $ 1,175.6 $ 1,299.4 $ 1,423.1 $ 1,175.6 $ 1,299.4 $ 1,423.1 $ PV of Terminal Value 820.2 $ 906.5 $ 992.8 $ 801.3 $ 885.7 $ 970.0 $ 783.0 $ 865.5 $ 947.9 $ PV of Free Cash Flow 386.6 386.6 386.6 382.0 382.0 382.0 377.6 377.6 377.6 Implied Enterprise Value 1,206.7 $ 1,293.0 $ 1,379.4 $ 1,183.4 $ 1,267.7 $ 1,352.1 $ 1,160.6 $ 1,243.1 $ 1,325.5 $ Implied Equity Value 515.7 602.0 688.4 492.4 576.7 661.1 469.6 552.1 634.5 Implied Per Unit Value 19.66 $ 22.95 $ 26.24 $ 18.77 $ 21.98 $ 25.20 $ 17.90 $ 21.04 $ 24.18 $ Discounted Cash Flow Analysis: Growth Case – Higher Risking ($ MM, except per unit amounts) Source: SRLP Management Projections. (1) Total debt includes the acquisition facility, capital leases, and the normalized working capital facility balance over the last the last two years. (1) For the Years Ending December 31, Terminal 2022E 2023E 2024E 2025E 2026E Value Adjusted EBITDA 110.4 $ 117.7 $ 119.2 $ 122.0 $ 123.8 $ Terminal EBITDA 123.8 $ Less: Maintenance Capex (incl. Capital Leases Princ. Pmts.) (16.7) (14.4) (14.7) (15.1) (15.3) Less: Growth Capital Expenditures (27.7) (7.0) (6.3) (4.7) (4.7) Terminal Exit Multiple 10.5x Free Cash Flow 66.0 $ 96.4 $ 98.2 $ 102.1 $ 103.7 $ Terminal Value 1,299.4 $ Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500 5.000 7.5% Discount Rate PV of Free Cash Flow 63.7 $ 86.5 $ 82.0 $ 79.4 $ 75.0 $ PV of Terminal Value 906.5 $ Implied Enterprise Value 1,293.0 $ 8.5% Discount Rate PV of Free Cash Flow 63.4 $ 85.3 $ 80.2 $ 76.8 $ 71.9 $ PV of Terminal Value 865.5 $ Implied Enterprise Value 1,243.1 $ Discount Rate Range 7.5% - 8.5% Sum of PV of Interim FCF $386.6 - $377.6 PV of Terminal Value 906.5 - 865.5 Implied Enterprise Value $1,293.0 - $1,243.1 Implied Enterprise Value $1,293.0 $1,243.1 Less: Total Debt (691.7) - (691.7) Less: Preferred Equity 0.0 - 0.0 Plus: Cash & Cash Equivalents 0.7 - 0.7 Implied Equity Value $602.0 - $552.1 Divided by: Fully Diluted Units Outstanding 26.2 - 26.2 Implied Unit Value $22.95 - $21.04 5

Jefferies LLC March 2022 / Discount Rate 7.5% 8.0% 8.5% Terminal EBITDA Multiple 9.5x 10.5x 11.5x 9.5x 10.5x 11.5x 9.5x 10.5x 11.5x 2026E EBITDA 141.6 $ 141.6 $ 141.6 $ 141.6 $ 141.6 $ 141.6 $ 141.6 $ 141.6 $ 141.6 $ Terminal Value 1,345.5 $ 1,487.2 $ 1,628.8 $ 1,345.5 $ 1,487.2 $ 1,628.8 $ 1,345.5 $ 1,487.2 $ 1,628.8 $ PV of Terminal Value 938.7 $ 1,037.5 $ 1,136.3 $ 917.1 $ 1,013.7 $ 1,110.2 $ 896.2 $ 990.5 $ 1,084.9 $ PV of Free Cash Flow 366.5 366.5 366.5 362.0 362.0 362.0 357.5 357.5 357.5 Implied Enterprise Value 1,305.2 $ 1,404.0 $ 1,502.8 $ 1,279.1 $ 1,375.7 $ 1,472.2 $ 1,253.7 $ 1,348.1 $ 1,442.4 $ Implied Equity Value 614.2 713.0 811.8 588.1 684.6 781.2 562.7 657.0 751.4 Implied Per Unit Value 23.41 $ 27.18 $ 30.94 $ 22.42 $ 26.10 $ 29.78 $ 21.45 $ 25.05 $ 28.64 $ DCF Analysis: Risked Growth Case with Minimum Growth Capex Per Year ($ MM, except per unit amounts) Source: SRLP Management Projections. (1) Total debt includes the acquisition facility, capital leases, and the normalized working capital facility balance over the last the last two years. (1) For the Years Ending December 31, Terminal 2022E 2023E 2024E 2025E 2026E Value Adjusted EBITDA 110.5 $ 123.7 $ 127.7 $ 133.8 $ 137.4 $ Terminal EBITDA 141.6 $ Less: Maintenance Capex (incl. Capital Leases Princ. Pmts.) (16.7) (15.1) (15.6) (16.3) (16.7) Less: Growth Capital Expenditures (51.2) (14.3) (14.3) (11.8) (14.3) Terminal Exit Multiple 10.5x Free Cash Flow 42.6 $ 94.2 $ 97.8 $ 105.7 $ 106.4 $ Terminal Value 1,487.2 $ Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500 5.000 7.5% Discount Rate PV of Free Cash Flow 41.1 $ 84.6 $ 81.7 $ 82.1 $ 77.0 $ PV of Terminal Value 1,037.5 $ Implied Enterprise Value 1,404.0 $ 8.5% Discount Rate PV of Free Cash Flow 40.9 $ 83.4 $ 79.8 $ 79.5 $ 73.8 $ PV of Terminal Value 990.5 $ Implied Enterprise Value 1,348.1 $ Discount Rate Range 7.5% - 8.5% Sum of PV of Interim FCF $366.5 - $357.5 PV of Terminal Value 1,037.5 - 990.5 Implied Enterprise Value $1,404.0 - $1,348.1 Implied Enterprise Value $1,404.0 $1,348.1 Less: Total Debt (691.7) - (691.7) Less: Preferred Equity 0.0 - 0.0 Plus: Cash & Cash Equivalents 0.7 - 0.7 Implied Equity Value $713.0 - $657.0 Divided by: Fully Diluted Units Outstanding 26.2 - 26.2 Implied Unit Value $27.18 - $25.05 6